UHY VOCATION HK CPA LIMITED
Chartered Accountants
Certified Public Accountants

Managing Directors

DAVID T. K. NG BTH, MA, MCOM, CA(AUST.), ACA, FCCA, FAIA, FCPA, FCIS, FHKIoD, MBCA, CIA, FTIHK, CTA(HK), HKRFP, JP(NSW)
吳梓堅會計師

S. T. YUEN MBA, ACA, FCCA, ACIS, CPA, FHKIoD, FTIHK, CTA(HK), MIIA, HKRFP
原樹堂會計師

Pang Hon Chung MBA, DipMS, FCCA, CGA, ACA, CPA(Practising), CTA(HK)
彭漢中會計師

3/F., Malaysia Building,
50 Gloucester Road, Wanchai,
HONG KONG.
Tel : (852) 2332 0661(23 lines)
FAX : (852) 2332 0304, 2388 2086
E-mail : cpa@uhy-hk.com
Website : www.uhy-hk.com

香港灣仔告士打道五十號
馬來西亞大廈三字樓
電話：二三三二零六六一
傳真：二三三二零三零四
傳真：二三八八二零八六

December 16, 2010

China Linen Textile Industry, Ltd.
Chengdong Street, Lanxi County,
Heilongjiang Province
People's Republic of China
Tel: +86-455-563-5885
Fax: +86-451-8230-9971

Dear Sirs,

RE.: Consent to Filing of F-1 for China Linen Textile Industry, Ltd.

We hereby consent to incorporate by reference in this Registration Statement of China Linen Textile Industry, Ltd., on Form F-1of the financial statements of China Linen Textile Industry, Ltd. and its subsidiaries as of December 31, 2008 and 2007, stated in our report dated June 7, 2010. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

Yours sincerely,

For and on behalf of

UHY Vocation HK CPA Limited